EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-64493, 333-124030, 333-124031, 333-151024, and 333-207229 on Form S-8 of CSP, Inc and Subsidiaries of our report dated December 24, 2015, relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of CSP, Inc. and Subsidiaries for the year ended September 30, 2015.

Boston, Massachusetts
December 24, 2015